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                                                                   Exhibit 99.10

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]


The Board of Directors
MeriStar Hotels & Resorts, Inc.
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007


Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex E to, and to the reference thereto under the caption "SUMMARY -- Opinion of the financial advisor to MeriStar" and "THE MERGER -- Opinion of the financial advisor to MeriStar" in, the Joint Proxy Statement/Prospectus of MeriStar Hotels & Resorts, Inc. ("MeriStar") and Interstate Hotels Corporation ("Interstate") relating to the proposed merger involving MeriStar and Interstate, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of MeriStar. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        /s/ Salomon Smith Barney Inc.
                                        ---------------------------------------
                                        SALOMON SMITH BARNEY INC.





New York, New York
June 4, 2002